For more information, contact:

Katharine Boyce

Investor Relations Coordinator

Acxiom Corporation

(501) 342-1321

Investor.relations@acxiom.com

EACXM

Acxiom Announces First Quarter Fiscal Year 2010 Results

LITTLE ROCK, Ark. — July 29, 2009 — Acxiom® Corporation (Nasdaq: ACXM), a global leader in interactive marketing, today announced financial results for the first quarter of fiscal year 2010 ended June 30, 2009. Acxiom will hold a conference call at 4:30 p.m. CDT today to further discuss this information. Interested parties are invited to listen to the call, which will be broadcast via the Internet at www.acxiom.com.

John Meyer, Acxiom’s chief executive officer and president, said, “We continue to feel the effects of our clients limiting or delaying their marketing spending. Despite the challenging economic environment, we are committed to our strategic plan for long-term investment in our business. We have a strong balance sheet, and we remain focused on sales discipline, expense management and cash flow. We believe these efforts will position us well for both revenue and operating income growth when the economy begins to recover.”

First Quarter 2010 Highlights:

•

Earnings per diluted share of $0.05 in the first quarter of fiscal 2010, compared to earnings per diluted share of $0.12 in the first quarter of fiscal 2009, before the effect of unusual gain items. GAAP diluted earnings per share in the prior-year period were $0.14, which included $0.02 in unusual gain items.

•	Income from operations of $12.5 million in the current year first quarter, compared to income from operations of $25.6 million in the first quarter last year.
•

Revenue of $256.0 million in the current quarter, compared to $308.9 million, excluding an Information Products pass-through contract, in the first quarter a year ago. GAAP revenue in the prior period was $331.1 million, which included pass-through revenue from the Information Products contract of approximately $22.2 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract.

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•

Operating cash flow of $16.2 million compared to $28.5 million in the first quarter a year ago. Operating cash flow during the current quarter included approximately $23 million of incentive compensation payments earned in fiscal 2009.

•

Free cash flow available to equity of negative $13.2 million, compared to negative $9.6 million in the first quarter a year ago. Free cash flow available to equity is a non-GAAP financial measure; a reconciliation to the comparable GAAP measure, operating cash flow, is attached to this news release.

Operational Highlights:

•

Information Services: Revenue for the quarter was $199.3 million, compared to $236.7 million in the first quarter of the previous year. Income from operations for the quarter was $25.5 million, compared to $38.6 million in the first quarter of fiscal 2009.

•

Information Products: Revenue for the quarter was $56.7 million, compared with $72.2 million, excluding the pass-through revenue from the Information Products contract referenced above, in the first quarter a year ago. GAAP revenue in the prior period was $94.4 million, which included revenue from the Information Products pass-through contract of approximately $22.2 million. This contract was modified in the fourth quarter of fiscal 2009, and the company no longer recognizes pass-through revenue from this contract. Loss from operations for the quarter was $0.1 million, compared to income from operations of $4.6 million in the first quarter of the previous year.

•	Corporate and Other Expenses: Corporate and other expenses for the quarter totaled $12.9 million, compared to $17.6 million for the period ended June 30, 2008.

Web Link to Financials

You may link to http://www.acxiom.com/FY10_Q1_Financials for the detailed financial information we typically attach to our earnings releases.

About Acxiom

A global leader in interactive marketing services and infrastructure management, Acxiom connects clients with their customers through deep customer insight, powering effective and profitable marketing initiatives and business decisions. Our consultative approach spans multiple industries and incorporates decades of experience in consumer data and analytics, information technology, data integration and consulting solutions for effective marketing across digital, Internet, email, mobile and direct mail channels. Our secure, high-performance technology services deliver consistent value and reliability. Founded in 1969, Acxiom is headquartered in Little Rock, Arkansas, and serves clients around the

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world from locations in the United States, Europe and Asia-Pacific. For more information about Acxiom, visit www.acxiom.com.

Forward Looking Statements

This release and today’s conference call may contain forward-looking statements including statements that the company is positioned for revenue and operating income growth when the economy begins to recover. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates to other organizations; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2009, which was filed with the Securities and Exchange Commission on May 29, 2009.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

Acxiom is a registered trademark of Acxiom Corporation.

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ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

	For the Three Months Ended
	June 30,
			$	%
	2009	2008	Variance	Variance

Revenue:
Services	199,326	236,695	(37,369)	(15.8%)
Products	56,655	94,378	(37,723)	(40.0%)
Total revenue	255,981	331,073	(75,092)	(22.7%)

Operating costs and expenses:
Cost of revenue
Services	159,576	178,861	19,285	10.8%
Products	45,919	77,717	31,798	40.9%
Total cost of revenue	205,495	256,578	51,083	19.9%

Services gross margin	19.9%	24.4%
Products gross margin	18.9%	17.7%
Total gross margin	19.7%	22.5%

Selling, general and administrative	37,643	49,482	11,839	23.9%
Gains, losses and other items, net	347	(545)	(892)	(163.7%)

Total operating costs and expenses	243,485	305,515	62,030	20.3%

Income from operations	12,496	25,558	(13,062)	(51.1%)

Other income (expense):
Interest expense	(5,505)	(9,459)	3,954	41.8%
Other, net	(118)	1,359	(1,477)	(108.7%)

Total other income (expense)	(5,623)	(8,100)	2,477	30.6%

Earnings before income taxes	6,873	17,458	(10,585)	(60.6%)

Income taxes	2,679	6,808	4,129	60.6%

Net earnings	4,194	10,650	(6,456)	(60.6%)

Earnings per share:

Basic	0.05	0.14	(0.09)	(64.3%)

Diluted	0.05	0.14	(0.09)	(64.3%)

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ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF EARNINGS PER SHARE
(Unaudited)
(In thousands, except earnings per share)

	For the Three Months Ended

	June 30,	June 30,
	2009	2008

Basic earnings per share:

Numerator - net earnings	4,194	10,650

Denominator - weighted-average shares outstanding	78,667	77,402

Basic earnings per share	0.05	0.14

Diluted earnings per share:

Numerator - net earnings	4,194	10,650

Denominator - weighted-average shares outstanding	78,667	77,402

Dilutive effect of common stock options, warrants and restricted stock	345	354

	79,012	77,756

Diluted earnings per share	0.05	0.14

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ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,	June 30,
Revenue:	2009	2008

Information services	199,326	236,695
Information products	56,655	94,378

Total revenue	255,981	331,073

Income from operations:

Information services	25,516	38,626
Information products	(146)	4,578
Corporate & other	(12,874)	(17,646)

Total income from operations	12,496	25,558

Margin:

Information services	12.8%	16.3%
Information products	-0.3%	4.9%

Total margin	4.9%	7.7%

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ACXIOM CORPORATION AND SUBSIDIARIES
PRODUCTS REVENUE AND COST OF PRODUCTS SUPPLEMENTAL SCHEDULE
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended

	June 30,	June 30,	$	%
	2009	2008	Variance	Variance

Products	56,655	72,164	(15,509)	(21.5%)
Passthrough data	-	22,214	(22,214)	(100.0%)

Total products revenue	56,655	94,378	(37,723)	(40.0%)

Cost of products revenue:
Products	45,919	55,503	9,584	17.3%
Passthrough data	-	22,214	22,214	100.0%

Total cost of products	45,919	77,717	31,798	40.9%

Margin:

Products	18.9%	23.1%
Passthrough data	0.0%	0.0%
Total products	18.9%	17.7%
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ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)
	June 30,	March 31,	$	%
	2009	2009	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	167,670	177,166	(9,496)	(5.4%)
Trade accounts receivable, net	189,980	184,814	5,166	2.8%
Refundable income taxes	-	4,579	(4,579)	(100.0%)
Deferred income taxes	45,698	45,641	57	0.1%
Other current assets	52,678	46,873	5,805	12.4%

Total current assets	456,026	459,073	(3,047)	(0.7%)

Property and equipment	760,669	745,999	14,670	2.0%
Less - accumulated depreciation and amortization	548,030	531,410	16,620	3.1%

Property and equipment, net	212,639	214,589	(1,950)	(0.9%)

Software, net of accumulated amortization	49,301	52,798	(3,497)	(6.6%)
Goodwill	465,003	454,944	10,059	2.2%
Purchased software licenses, net of accumulated amortization	59,283	65,341	(6,058)	(9.3%)
Deferred costs, net	67,799	70,343	(2,544)	(3.6%)
Data acquisition costs	30,835	31,317	(482)	(1.5%)
Other assets, net	16,466	18,938	(2,472)	(13.1%)
	1,357,352	1,367,343	(9,991)	(0.7%)

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	34,985	40,967	(5,982)	(14.6%)
Trade accounts payable	27,284	27,701	(417)	(1.5%)
Accrued payroll and related expenses	22,671	44,823	(22,152)	(49.4%)
Other accrued expenses	82,715	86,072	(3,357)	(3.9%)
Deferred revenue	55,099	54,991	108	0.2%
Income taxes	607	-	607	-

Total current liabilities	223,361	254,554	(31,193)	(12.3%)

Long-term debt	533,470	537,272	(3,802)	(0.7%)

Deferred income taxes	60,983	58,526	2,457	4.2%

Other liabilities	8,765	9,321	(556)	(6.0%)

Stockholders' equity:
Common stock	11,611	11,576	35	0.3%
Additional paid-in capital	804,874	800,094	4,780	0.6%
Retained earnings	446,144	441,950	4,194	0.9%
Accumulated other comprehensive income	7,856	(6,238)	14,094	(225.9%)
Treasury stock, at cost	(739,712)	(739,712)	0	0.0%

Total stockholders' equity	530,773	507,670	23,103	4.6%

1,357,352	1,367,343	(9,991)	(0.7%)

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ACXIOM CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended

	June 30,

	2009	2008

Cash flows from operating activities:
Net earnings (loss)	4,194	10,650
Non-cash operating activities:
Depreciation and amortization	40,595	53,893
Loss on disposal or impairment of assets, net	(2)	(2,111)
Deferred income taxes	2,496	2,715
Non-cash stock compensation expense	2,388	2,604
Changes in operating assets and liabilities:
Accounts receivable	(4,335)	(16,258)
Other assets	4,651	9,376
Deferred costs	(906)	(616)
Accounts payable and other liabilities	(32,015)	(31,296)
Deferred revenue	(900)	(484)
Net cash provided by operating activities	16,166	28,473
Cash flows from investing activities:
Capitalized software	(2,384)	(5,011)
Capital expenditures	(7,431)	(5,706)
Cash collected from sale and license of software	-	2,000
Data acquisition costs	(5,777)	(8,622)
Payments received from investments	-	2,494
Net cash paid in acquisitions	-	(35)
Net cash used by investing activities	(15,592)	(14,880)
Cash flows from financing activities:
Payments of debt	(13,724)	(23,304)
Dividends paid	-	(4,649)
Sale of common stock	2,427	3,273
Tax benefit of stock options exercised	-	60
Acquisition of treasury stock	(307)	-
Net cash used by financing activities	(11,604)	(24,620)
Effect of exchange rate changes on cash	1,534	165

Net increase (decrease) in cash and cash equivalents	(9,496)	(10,862)
Cash and cash equivalents at beginning of period	177,166	62,661
Cash and cash equivalents at end of period	167,670	51,799

Supplemental cash flow information:
Cash paid (received) during the period for:
Interest	5,258	9,354
Income taxes	(5,052)	42
Payments on capital leases and installment payment arrangements	7,794	12,879
Payments on software and data license liabilities	3,878	8,368
Other debt payments, excluding line of credit	2,052	2,057
Noncash investing and financing activities:
Acquisition of property and equipment under capital lease
and installment payment arrangements	3,823	1,824
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ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW AVAILABLE TO EQUITY
AND RECONCILIATION TO OPERATING CASH FLOW
(Unaudited)
(Dollars in thousands)

	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09

Net cash provided by operating activities	28,473	86,803	78,913	74,652	268,841	16,166

Plus:
Sale of assets	-	24,174	-	-	24,174	-
Payments received from investments	2,494	102	-	3	2,599	-
Disposition of operations	-	-	-	-	-	-

Less:
Capitalized software	(5,011)	(4,118)	(3,872)	(3,238)	(16,239)	(2,384)
Capital expenditures	(5,706)	(7,245)	(6,232)	(12,266)	(31,449)	(7,431)
Data acquisition costs	(8,622)	(6,507)	(7,825)	(7,607)	(30,561)	(5,777)
Payments on capital leases and installment payment arrangements	(12,879)	(11,204)	(9,033)	(7,673)	(40,789)	(7,794)
Payments on software and data license liabilities	(8,368)	(8,420)	(3,099)	(3,330)	(23,217)	(3,878)
Other required debt payments	(2,057)	(2,073)	(2,061)	(2,073)	(8,264)	(2,052)

Subtotal	(11,676)	71,512	46,791	38,468	145,095	(13,150)

Plus:
Tax benefit of stock options and warrants	60	55	-	(81)	34	-

Subtotal	(11,616)	71,567	46,791	38,387	145,129	(13,150)

Plus:
Cash collected from sale of software	2,000	-	-	-	2,000	-

Total	(9,616)	71,567	46,791	38,387	147,129	(13,150)

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ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except earnings per share)

							Q1 FY09 to Q1 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09%		$
Revenue:
Services	236,695	233,605	231,077	218,885	920,262	199,326	-15.8%	(37,369)
Products	94,378	95,330	89,979	76,624	356,311	56,655	-40.0%	(37,723)
Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	-22.7%	(75,092)

Operating costs and expenses:
Cost of revenue
Services	178,861	180,986	173,433	161,060	694,340	159,576	10.8%	19,285
Products	77,717	77,038	70,487	55,604	280,846	45,919	40.9%	31,798
Total cost of revenue	256,578	258,024	243,920	216,664	975,186	205,495	19.9%	51,083

Selling, general and administrative	49,482	38,988	42,560	38,930	169,960	37,643	23.9%	11,839
Gains, losses and other items, net	(545)	(2,370)	43,175	(1,694)	38,566	347	-163.7%	(892)

Total operating costs and expenses	305,515	294,642	329,655	253,900	1,183,712	243,485	20.3%	62,030

Income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	-51.1%	(13,062)
% Margin	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%
Other income (expense)
Interest expense	(9,459)	(8,591)	(8,105)	(6,441)	(32,596)	(5,505)	41.8%	3,954
Other, net	1,359	287	140	163	1,949	(118)	-108.7%	(1,477)
Total other income (expense)	(8,100)	(8,304)	(7,965)	(6,278)	(30,647)	(5,623)	30.6%	2,477

Earnings (loss) before income taxes	17,458	25,989	(16,564)	35,331	62,214	6,873	-60.6%	(10,585)
Income taxes	6,808	10,136	(5,115)	12,881	24,710	2,679	60.6%	4,129

Net earnings (loss)	10,650	15,853	(11,449)	22,450	37,504	4,194	-60.6%	(6,456)

Diluted earnings (loss) per share	0.14	0.20	(0.15)	0.29	0.48	0.05	-64.3%	(0.09)

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ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

							Q1 FY09 to Q1 FY10
	06/30/08	09/30/08	12/31/08	03/31/09	FY2009	06/30/09%		$
Revenue:

Services	236,695	233,605	231,077	218,885	920,262	199,326	-15.8%	(37,369)
Products	94,378	95,330	89,979	76,624	356,311	56,655	-40.0%	(37,723)

Total revenue	331,073	328,935	321,056	295,509	1,276,573	255,981	-22.7%	(75,092)

Income from operations:

Services	38,626	40,649	43,436	43,705	166,416	25,516	-33.9%	(13,110)
Products	4,578	8,485	9,585	11,537	34,185	(146)	-103.2%	(4,724)
Corporate & other	(17,646)	(14,841)	(61,620)	(13,633)	(107,740)	(12,874)	27.0%	4,772

Total income (loss) from operations	25,558	34,293	(8,599)	41,609	92,861	12,496	-51.1%	(13,062)

Margin:

Services	16.3%	17.4%	18.8%	20.0%	18.1%	12.8%
Products	4.9%	8.9%	10.7%	15.1%	9.6%	-0.3%

Total	7.7%	10.4%	-2.7%	14.1%	7.3%	4.9%
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